                                                                    EXHIBIT 99.1




                               GLAXO WELLCOME INC.
                                    as Vendor




                                       and




                               BIOCHEM PHARMA INC.
                                  as Purchaser






                            SHARE PURCHASE AGREEMENT

                                   relating to

                           CLINICHEM DEVELOPMENT INC.

                                  JULY 27, 2000






                                STIKEMAN ELLIOTT

                                TABLE OF CONTENTS


                                    ARTICLE 1
                          PURCHASE AND SALE AND OPTION

Section 1.1   Purchase and Sale.                                            1
Section 1.2   Purchase Price.                                               1
Section 1.3   Closing.                                                      2

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

Section 2.1   Vendor's Representations and Warranties.                      2
Section 2.2   Purchaser's Representations and Warranties.                   2

                                    ARTICLE 3
                                    COVENANTS

Section 3.1   Taxes.                                                        3
Section 3.2   Covenants of the Vendor.                                      3
Section 3.3   Covenants of the Purchaser.                                   3

                                    ARTICLE 4
                                    SURVIVAL

Section 4.1   Survival.                                                     4

                                    ARTICLE 5
                              CONDITIONS OF CLOSING

Section 5.1   Conditions for the Benefit of the Purchaser.                  4
Section 5.2   Conditions for the Benefit of the Vendor.                     5

                                    ARTICLE 6
                                  MISCELLANEOUS

Section 6.1   Notices.                                                      6
Section 6.2   Time of the Essence.                                          7
Section 6.3   Announcements.                                                7
Section 6.4   Third Party Beneficiaries.                                    7
Section 6.5   Expenses.                                                     8
Section 6.6   Amendments.                                                   8
Section 6.7   Waiver.                                                       8
Section 6.8   Entire Agreement.                                             8
Section 6.9   Further Assurances.                                           8
Section 6.10  Successors and Assigns.                                       8
Section 6.11  Severability.                                                 9
Section 6.12  Governing Law.                                                9
Section 6.13  Counterparts.                                                 9

                            SHARE PURCHASE AGREEMENT

         Share Purchase Agreement dated July 27, 2000, between Glaxo Wellcome Inc. (the "VENDOR") and BioChem Pharma Inc. (the "PURCHASER").

         RECITALS:

         (a) The Vendor is the registered and beneficial owner of 396,274 issued and outstanding Class A common shares (the "PURCHASED SHARES") in the capital of CliniChem Development Inc. ("CLINICHEM"); and

         (b) the Vendor wishes to sell and the Purchaser wishes to purchase all the Purchased Shares upon and subject to the terms and conditions of this Agreement.

         In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

                                   ARTICLE 1
                          PURCHASE AND SALE AND OPTION

SECTION 1.1       PURCHASE AND SALE.

         Subject to the terms and conditions of the Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendor on the Closing Date, the Purchased Shares.

SECTION 1.2       PURCHASE PRICE.

         The purchase price (the "PURCHASE PRICE") payable by the Purchaser to the Vendor for the Purchased Shares shall be US$3,816,119. The Purchase Price shall be paid and satisfied in immediately available funds by wire transfers to the following account, to be delivered by the Purchaser to the Vendor on the Closing Date (as defined below) against delivery to the Purchaser of a share certificate or certificates evidencing the Purchased Shares duly registered in the name of the Purchaser or a nominee to be designated by the Purchaser by 09:00 a.m. (Toronto time) on the day before the Closing Date:

         Bank of America NT & SA
         One World Trade Center - 10th Floor
         New York City, New York 10048-1191
         ABA No 026009593
         For account of Canadian Imperial Bank of Commerce, Main Branch, Toronto, Canada, A/C No 6550-8-26157
         For account of Glaxo Wellcome Inc., A/C No 02-95418, Transit No 00002

SECTION 1.3       CLOSING.

         The completion of the transaction of purchase and sale contemplated by this Agreement (the "CLOSING") shall take place at the offices of Stikeman Elliott, Suite 5300, Commerce Court West, Toronto, Ontario, at 10:00 a.m. (Toronto time) on July 28, 2000 or another date during the month of July (in no event after July 31, 2000) to be agreed upon in writing by the parties (the "CLOSING DATE").

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

SECTION 2.1       VENDOR'S REPRESENTATIONS AND WARRANTIES.

         The Vendor represents and warrants as follows to the Purchaser at the date hereof and at the Closing Date and acknowledges that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

         (a) INCORPORATION AND AUTHORITY. The Vendor is a corporation incorporated, organised and existing under the laws of the Province of Ontario and has the corporate power to own and operate its property, carry on its business and enter into and perform its obligations under this Agreement;

         (b) PURCHASED SHARES. The Purchased Shares are owned by the Vendor as the registered and beneficial owner, free and clear of all liens, charges, encumbrances and any other rights of others;

         (c) EXECUTION AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor enforceable against it in accordance with its terms;

         (d) NO OTHER AGREEMENTS TO PURCHASE. Except for the Purchaser's rights under this Agreement and as holder of the issued and outstanding Class B common shares of CliniChem, no Person has any written or oral agreement, option or warrant or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming such for the purchase or acquisition from the Vendor of any of the Purchased Shares; and

         (e) RESIDENCE. The Vendor is a resident of Canada for the purposes of the Income Tax Act (Canada).

SECTION 2.2       PURCHASER'S REPRESENTATIONS AND WARRANTIES.

         The Purchaser hereby represents and warrants to the Vendor at the date hereof and at the Closing Date and acknowledges that the Vendor are relying on such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

         (a) INCORPORATION AND AUTHORITY. The Purchaser is a corporation incorporated, organised and existing under the laws of Canada and has the corporate power to own and operate its property, carry on its business and enter into and perform its obligation under this Agreement;

         (b) EXECUTION AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms;

         (c) MATERIAL DISCLOSURE. The senior management of the Purchaser is not aware of any material non-public information concerning CliniChem, its business, affairs or securities, except for information concerning this transaction; and

         (d) STATUS OF PURCHASER. The Purchaser is acquiring the Purchased Shares for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof absent the registration or qualification of such Purchased Shares or pursuant to a valid exemption from such registration or qualification requirements, and the Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same.

                                   ARTICLE 3
                                   COVENANTS

SECTION 3.1       TAXES.

         The Purchaser does not assume and shall not be liable for any taxes under the Income Tax Act (Canada) or any other taxes whatsoever which may be or become payable by the Vendor including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the sale by the Vendor to the Purchaser of the Purchased Shares, and the Vendor shall indemnify and save harmless the Purchaser from and against all such taxes.

SECTION 3.2       COVENANTS OF THE VENDOR.

         The Vendor shall ensure that the representations and warranties of the Vendor set forth in Section 2.1 are true and correct as of the Closing Date and that the conditions of closing for the benefit of the Purchaser set forth in
Section 5.1 over which the Vendor has reasonable control have been performed or complied with on or before the Closing Date.

SECTION 3.3       COVENANTS OF THE PURCHASER.

         The Purchaser shall ensure that the representations and warranties of the Purchaser set forth in Section 2.2 are true and correct as of the Closing Date and that the conditions of closing for the benefit of the Vendor set forth in Section 5.2 over which the Purchaser has reasonable control have been performed or complied with on or before the Closing Date.

                                   ARTICLE 4
                                    SURVIVAL

SECTION 4.1       SURVIVAL.

         The respective covenants, representations and warranties of the Vendor and Purchaser contained in this Agreement and in any certificates or documents delivered pursuant to or in connection with the transactions herein provided for shall survive the closing of the purchase and sale of the Purchased Shares herein provided for and, notwithstanding such Closing, and regardless of any investigation by or on behalf of the Purchaser or the Vendor respectively with respect thereto, shall continue in full force and effect for the benefit of the Purchaser and the Vendor, respectively.

                                   ARTICLE 5
                              CONDITIONS OF CLOSING

SECTION 5.1       CONDITIONS FOR THE BENEFIT OF THE PURCHASER.

(1) The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed, on or before the Closing Date, which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion:

         (a) The covenants, representations and warranties of the Vendor as set forth in Section 2.1 shall be true and correct as of the Closing Date with the same force and effect as if such covenants, representations and warranties had been made on and as of such date;

         (b) The Vendor shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendor on or prior to the Closing Date;

         (c) The Purchaser shall have been furnished with such certificates, affidavits or statutory declarations of the Vendor or of officers of the Vendor as the Purchaser or the Purchaser's counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Vendor on or prior to the Closing Date have been performed and complied with and that the representations and warranties of the Vendor herein given are true and correct as at the Closing Date;

         (d) All necessary steps, proceedings and regulatory notifications and approvals shall have been taken, given or received to permit the Purchased Shares to be duly and regularly transferred to the Purchaser, including the granting of exemption orders from applicable securities law requirements on terms acceptable to the Vendor and the Purchaser, acting reasonably, and all conditions required under the exemption orders shall have been satisfied in full;

         (e) There shall not have occurred any catastrophe of national or international effect, or any event which seriously adversely affects, or will seriously adversely affect, the financial markets in Canada, the United States or Europe; and

         (f) The Vendor shall deliver or cause to be delivered to the Purchaser share certificates representing the Purchased Shares duly registered in the name of the Purchaser or a nominee to be designated by the Purchaser by 09:00 a.m. (Toronto time) on the day before the Closing Date.

(2) In case any term or covenant of the Vendor or condition to be performed or complied with for the benefit of the Purchaser on or prior to the Closing Date shall not have been performed or complied with on or prior to the Closing Date, the Purchaser may, without limiting any other right that the Purchaser may have, rescind this Agreement or waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

SECTION 5.2       CONDITIONS FOR THE BENEFIT OF THE VENDOR.

(1) The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed, on or before the Closing Date which conditions are for the exclusive benefit of the Vendor and may be waived, in whole or in part, by the Vendor in its sole discretion:

         (a) The covenants, representations and warranties of the Purchaser, as set forth in Section 2.2, shall be true and correct as of the Closing Date with the same force and effect as if such covenants, representations and warranties had been made on and as of such date;

         (b) The Purchaser shall have performed or complied with all of the terms, covenants an conditions of this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date;

         (c) The Vendor shall have been furnished with such certificates, affidavits or statutory declaration of the Purchaser or of officers of the Purchaser as the Vendor or Vendor's counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Purchaser on or prior to the Closing Date have been performed and complied with and that the representations and warranties of the Purchaser herein given are true and correct on the Closing Date; and

(d) All necessary steps, proceedings and regulatory notifications and approvals shall have been taken given or received to permit the Purchased Shares to be duly and regularly transferred to the Purchaser, including the granting of exemption orders from applicable securities law requirements on terms acceptable to the Vendor and the Purchaser, acting reasonably, and all conditions required under the exemption orders shall have been satisfied in full.

(2) In case any term or covenant of the Purchaser or condition to be performed or complied with for the benefit of the Vendor on or prior to the Closing Date shall not have been performed or complied with on or prior to the Closing Date, the Vendor may, without limiting any other right that the Vendor may have, rescind this agreement or waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

                                   ARTICLE 6
                                  MISCELLANEOUS

SECTION 6.1       NOTICES.

         Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it personally or by courier or by sending it by facsimile or other similar form of recorded communication addressed:

         (a)      to the Purchaser at:

                  275 Boul. Armand-Frappier
                  Laval, Quebec
                  H7V 4A7

                  Attention:              Fred Andrew, Chief Financial Officer

                  Telephone:              450 978 7705
                  Facsimile:              450 978 7739

         (b)      to the Vendor at:

                  7333 Mississauga Road North
                  Mississauga, Ontario
                  L5N 6L4

                  Attention:              Paul Lucas
                  Facsimile:              905 819 3097

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered or delivered by courier, on the date of such delivery if such date is a business day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next business day, or (ii) if transmitted by facsimile or similar means of recorded communication on the business day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

SECTION 6.2       TIME OF THE ESSENCE.

         Time shall be of the essence of this Agreement.

SECTION 6.3       ANNOUNCEMENTS.

         Any press release or public statement or announcement (a "PUBLIC STATEMENT") with respect to the transaction contemplated in this Agreement shall be made only with the prior written consent and joint approval of the Vendor and the Purchaser unless such Public Statement is required by law or by any stock exchange or market, in which case the party required to make the Public Statement shall use its best efforts to obtain the approval of the other party as to the form, nature and extent of the disclosure.

SECTION 6.4       THIRD PARTY BENEFICIARIES.

         The Vendor and the Purchaser intend that this Agreement shall not benefit or create any right or cause of action in, or on behalf of, any person other than the parties to this Agreement, and no person, other than the parties to this Agreement shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

SECTION 6.5       EXPENSES.

         All costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred by the Vendor in connection with this Agreement and the transactions contemplated therein shall be paid by the Vendor. All costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred by the Purchaser in connection with this Agreement and the transactions contemplated therein shall be paid by the Vendor pursuant to and in accordance with the terms and conditions of a letter of agreement entered into by and between the Vendor and the Purchaser on June 29, 2000.

SECTION 6.6       AMENDMENTS.

         Subject to Section 6.7(1), this Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Vendor and the Purchaser.

SECTION 6.7       WAIVER.

(1) No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar); nor shall such waiver be binding unless executed in writing by the party to be bound by the waiver.

(2) No failure on the part of the Vendor or the Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

SECTION 6.8       ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Agreement except as specifically set forth herein and therein, and neither the Vendor nor the Purchaser has relied on nor is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement.

SECTION 6.9       FURTHER ASSURANCES.

         The parties shall from time to time execute and deliver all such further documents and instruments and do all acts and things as either may reasonably require to effectively carry out or better evidence the full intent and meaning of this Agreement.

SECTION 6.10      SUCCESSORS AND ASSIGNS.

(1) This Agreement shall become effective when executed by the Vendor and the Purchaser and after that time shall be binding upon and enure to the benefit of the Vendor, the Purchaser and their respective successors and permitted assigns.

(2) This Agreement or any of the rights or obligations under this Agreement may only be assigned by either party with the consent of the other party, not to be unreasonably withheld or delayed.

SECTION 6.11      SEVERABILITY.

         If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

SECTION 6.12      GOVERNING LAW.

         This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties hereby attorn to the jurisdiction of the courts of the Province of Ontario.

SECTION 6.13      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         Les parties a la presente reconnaissent avoir exige qu'elle soit redigee en anglais et s'en declarent satisfaits.

         IN WITNESS WHEREOF the parties have executed this Share Purchase Agreement.

                                         GLAXO WELLCOME INC.

                                         By:    /S/ Patrick McGrade
                                              ---------------------------------
                                               Assistant Corporate Secretary



                                         BIOCHEM PHARMA INC.

                                         By:    /S/ Fred Andrew
                                              ---------------------------------
                                               Chief Financial Officer

                                         By:    /S/ Francois Legault
                                              ---------------------------------
                                               Executive Vice President,
                                               Corporate Development and
                                               Investments